UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2014

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

On March 4, 2014, the Board of Directors (the “Board”) of U.S. Auto Parts Network, Inc. (the “Company”) set May 20, 2014 as the date for the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Board also approved March 24, 2014 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting.

Because the Annual Meeting will be advanced more than 30 calendar days from the date of the anniversary of the Company’s 2013 Annual Meeting of Stockholders, the deadline for any stockholder proposal or stockholder nomination under the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s amended and restated bylaws listed in the Company’s 2013 Proxy Statement on Schedule 14A, as filed with the SEC on May 30, 2013, is no longer applicable. Any such stockholder proposal or nomination intended to be considered at the Annual Meeting must be received by the Company at its principal executive offices by no later than March 21, 2014 and directed to the attention of the Company’s Secretary. Other requirements for stockholder proposals or nominations are set forth in the rules and regulations promulgated by the SEC and the Company’s amended and restated bylaws. The Company currently intends to make the proxy materials for the Annual Meeting available beginning on or before April 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: March 6, 2014	By:	/s/ David Robson
	Name:	David Robson
	Title:	Chief Financial Officer